Exhibit 99.2

Storage Technology Corporation             303 673.5020 phone
One StorageTek Drive
Louisville, CO 80028-4130

NEWS RELEASE

Contact:	Karla J. Kimrey
Vice President, Investor Relations
303.673.5020
ask_stk@storagetek.com

STORAGETEK ANNOUNCES FOURTH QUARTER AND FULL YEAR
FINANCIAL RESULTS

Record Fourth Quarter Revenue for Storage Services

LOUISVILLE, Colo., January 22, 2004 – StorageTek (Storage Technology Corp., NYSE:STK) today announced fourth quarter 2003 net income of $71.3 million, or $0.64 diluted earnings per share. These amounts compare to net income for the fourth quarter of 2002 of $61.1 million, or $0.57 diluted earnings per share. Revenue for the fourth quarter of 2003 was $655.1 million compared to $590.1 million for the fourth quarter of 2002.

Net income for the full year 2003 was $148.9 million, or $1.35 diluted earnings per share, compared to $110.0 million, or $1.02 diluted earnings per share for 2002. Revenue for the full year 2003 was $2.18 billion compared to $2.04 billion for 2002.

Net income for the fourth quarter of 2003 and for the full year 2003 includes a tax benefit of $5.5 million, or $0.05 per diluted share, from the favorable resolution during the fourth quarter of 2003 of prior year tax matters. Net income for the fourth quarter of 2002 and for the full year 2002 includes a tax benefit of $10.5 million, or $0.10 per diluted share, from the favorable resolution during the fourth quarter of 2002 of prior year tax matters.

Patrick Martin, StorageTek chairman, president and chief executive officer, said: “We are extremely pleased with the revenue improvement and earnings growth we experienced in the fourth quarter and full year. StorageTek has now produced six quarters of year-over-year revenue growth and fourteen quarters of year-over-year earnings growth. StorageTek has delivered consistent and substantial results. We’ve done it despite living through one of the most brutal IT contractions in recent history.

“This quarter, revenue from our Automated Tape Solutions increased 18 percent over fourth quarter last year and over 40 percent from third quarter 2003. Storage services revenue reached a record level this quarter and achieved double-digit growth for the full year,” said Martin. “During these difficult times, StorageTek has invested in channels, customers and our technology which clearly paid off in the fourth quarter and throughout 2003. We believe we are seeing a strong economic recovery and we are excited about 2004 and beyond.”

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STORAGETEK ANNOUNCES Q4 AND FULL YEAR 2003 RESULTS      2-2-2/

Financial highlights for the quarter include a balance of cash and investments of $1.06 billion, quarterly cash flow from operations of over $110 million and full year 2003 cash flow from operations of over $360 million. “Throughout the year we improved productivity, maintained strong cost controls, adhered to solid asset management disciplines and produced healthy cash flow,” said Robert Kocol, StorageTek’s chief financial officer. “With our financial stability and flexibility, we are firmly positioned to exploit the imminent rebound in our industry.”

StorageTek will conduct the fourth quarter and full year 2003 financial results conference call today at 5:00 p.m. EST. Please join us for a live audio webcast at http://storagetek.shareholder.com/medialist.cfm. If you prefer to join via telephone line, please dial 800.810.0924 at least 5 minutes prior to the start of the call. International participants should dial 913.981.4900.

A replay of the call will be available on the web. The replay via phone line will be available beginning at 8 p.m. EST today and running through midnight Friday, Jan. 30, by dialing 888.203.1112. If calling internationally, dial 719.457.0820. Use pass code 716921.

Certain statements, projections and forecasts contained herein regarding StorageTek’s future performance and financial results, future products, and business plans constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” and “believes.” There are a number of risks and uncertainties that could cause StorageTek’s actual results to differ materially.

Some of these risks and uncertainties include, but are not limited to, StorageTek’s ability to develop, manufacture and market new products and services successfully; the effect of product mix and distribution channel mix on our gross margins; our ability to execute our Information Lifecycle Management™ strategy; competitive pricing pressures; rapid technological changes in the markets in which we compete; our ability to attract and retain highly skilled employees; changes in our management; our ability to protect and develop intellectual property rights; our reliance on certain sole source suppliers; our ability to obtain quality parts and components in a timely manner; general economic conditions in the United States and globally; and other risks described in StorageTek’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that are filed with the Securities and Exchange Commission and which are available on the SEC’s website.

About StorageTek

StorageTek (NYSE:STK), a $2 billion worldwide company with headquarters in Louisville, Colo., delivers a broad range of storage solutions that are easy to manage, integrate well with existing infrastructures and allow universal access to data across servers, media types and networks. StorageTek provides practical and safe storage solutions in disk, networking, services, tape and tape automation. For more information, see www.storagetek.com, or call 1.800.786.7835.

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TRADEMARKS: StorageTek and the StorageTek logo are registered trademarks of Storage Technology Corporation. Other names mentioned may be trademarks of Storage Technology Corporation or other vendors/manufacturers.

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Quarter Ended		Year Ended
	12/26/03	12/27/02	12/26/03	12/27/02
Revenue
Storage products	$429,228	$386,562	$1,336,072	$1,275,941
Gross profit margin	50%	47%	48%	45%

Storage services	225,854	203,507	846,488	763,674
Gross profit margin	41%	44%	43%	44%

Total revenue	655,082	590,069	2,182,560	2,039,615

Cost of revenue	346,566	316,997	1,186,551	1,125,120

Gross profit	308,516	273,072	996,009	914,495
Gross profit margin	47%	46%	46%	45%

Research and product development costs	53,576	52,622	204,362	215,007
Selling, general, and administrative expense	166,484	148,380	598,535	561,332

Operating profit	88,456	72,070	193,112	138,156

Interest income	2,984	2,811	10,548	10,250
Interest expense	(395)	(507)	(1,748)	(2,075)

Income before income taxes	91,045	74,374	201,912	146,331

Provision for income taxes	(19,700)	(13,300)	(53,000)	(36,300)

Net income	$71,345	$61,074	$148,912	$110,031

EARNINGS PER COMMON SHARE

Basic earnings per common share	$0.65	$0.58	$1.38	$1.05

Weighted-average shares	109,585	105,723	108,135	105,108

Diluted earnings per common share	$0.64	$0.57	$1.35	$1.02

Weighted-average and dilutive potential shares	111,772	107,667	110,648	107,437

SUPPLEMENTARY FINANCIAL DATA - STORAGE PRODUCTS REVENUE

Tape products	$339,525	$287,319	$1,031,827	$989,819
Disk products	53,099	57,222	170,586	145,792
Network products	23,727	26,917	89,579	88,533
Other	12,877	15,104	44,080	51,797

Total storage products	$429,228	$386,562	$1,336,072	$1,275,941

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands)

	12/26/03	12/27/02
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,001,629	$657,599
Short-term investments	14,650	5,795
Accounts receivable	539,334	566,863
Inventories	109,988	133,275
Deferred income tax assets	139,446	99,246
Other current assets	123	1,461

Total current assets	1,805,170	1,464,239

Long-term investments	43,501	--
Property, plant, and equipment	201,647	240,021
Spare parts for maintenance	44,695	39,346
Deferred income tax assets	93,521	114,002
Other assets	116,712	118,532

Total assets	$2,305,246	$1,976,140

LIABILITIES
Current liabilities:
Current portion of long-term debt	$1,090	$773
Accounts payable	132,404	135,348
Accrued liabilities	483,672	421,511
Income taxes payable	250,818	215,240
Other current liabilities	64,674	35,144

Total current liabilities	932,658	808,016

Long-term debt	11,150	10,361

Total liabilities	943,808	818,377

STOCKHOLDERS' EQUITY
Common stock, $0.10 par value	11,114	10,685
Capital in excess of par value	991,273	908,100
Retained earnings	409,072	260,160
Accumulated other comprehensive loss	(30,436)	(9,584)
Treasury stock	(5,919)	(4,444)
Unearned compensation	(13,666)	(7,154)

Total stockholders' equity	1,361,438	1,157,763

Total liabilities and stockholders' equity	$2,305,246	$1,976,140

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended
	12/26/03	12/27/02
	(unaudited)
OPERATING ACTIVITIES
Cash received from customers	$2,258,219	$2,003,517
Cash paid to suppliers and employees	(1,889,154)	(1,636,056)
Interest received	9,912	9,956
Interest paid	(1,285)	(1,698)
Income tax paid	(13,115)	(15,430)

Net cash provided by operating activities	364,577	360,289

INVESTING ACTIVITIES
Purchases of investments	(60,959)	--
Proceeds from sale of investments	11,813	2,004
Purchases of property, plant, and equipment	(43,555)	(88,459)
Proceeds from sale of property, plant, and equipment	3,752	1,274
Other assets	4,244	(12,650)

Net cash used in investing activities	(84,705)	(97,831)

FINANCING ACTIVITIES
Repayments of credit facilities, net	--	(73,401)
Proceeds from employee stock plans	58,721	23,979
Proceeds from other debt	1,325	1,625
Repayments of other debt	(2,372)	(2,577)

Net cash provided by (used in) financing activities	57,674	(50,374)

Effect of exchange rate changes on cash	6,484	(7,702)

Increase in cash and cash equivalents	344,030	204,382
Cash and cash equivalents - beginning of the period	657,599	453,217

Cash and cash equivalents - end of the period	$1,001,629	$657,599

RECONCILIATION OF NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES
Net income	$148,912	$110,031
Depreciation and amortization expense	87,890	90,533
Inventory writedowns	24,064	32,571
Translation loss	21,053	8,990
Other non-cash adjustments to income	(22,470)	17,694
(Increase) decrease in accounts receivable	75,659	(36,098)
(Increase) decrease in other current assets	2,297	(3,550)
Decrease in inventories	959	21,403
Increase in spare parts	(16,344)	(22,998)
(Increase) decrease in deferred income tax assets	(13,715)	4,622
Increase (decrease) in accounts payable	(7,191)	67,337
Increase in accrued liabilities	17,111	39,865
Increase in other current liabilities	5,020	16,869
Increase in income taxes payable	41,332	13,020

Net cash provided by operating activities	$364,577	$360,289